                                                                    EXHIBIT 99.1

                                  NEW WHITMAN

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The unaudited pro forma combined financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes of Whitman contained in Whitman's 1998 Form 10-K/A. Information about the franchise territories acquired from PepsiCo should be read in conjunction with the selected combined financial information and the information included under the caption "Management's Discussion and Analysis of Operations, Cash Flows and Liquidity and Capital Resources of the PepsiCo Bottling Operations" appearing on pages 60 to 65 of our proxy statement dated April 19, 1999, which is incorporated by reference into this prospectus supplement and the combined financial statements of the PepsiCo Bottling Operations appearing on pages F-9 to F-24.

   The pro forma combined balance sheet gives effect to the following items assuming they occurred as of Whitman's 1998 fiscal year end:

  . The sale by Pepsi General of its bottling operations and the respective assets and liabilities of the franchise territories located in Marion, Virginia, Princeton, West Virginia, and the St. Petersburg area of Russia to PepsiCo in exchange for $117.8 million.

  . The acquisition by New Whitman of the bottling operations and the respective assets and liabilities of the franchise territories located in Cleveland, Ohio, Dayton, Ohio, Indianapolis, Indiana, St. Louis, Missouri, southern Indiana, Hungary, the Czech Republic, Slovakia and the balance of Poland, referred to as the PepsiCo Bottling Operations, from PepsiCo for 54 million shares of New Whitman common stock, $176.0 million in cash, $241.8 million of debt and the transfer of PepsiCo's 20% minority interest in Pepsi General.

  . The repurchase of up to 16 million shares, or $400 million of common stock, whichever is less, of Whitman/New Whitman common stock.

   The pro forma combined statement of operations gives effect to the following transactions assuming they occurred at the beginning of Whitman's 1998 fiscal year:

  . The sale by Pepsi General of its bottling operations and the respective assets and liabilities of the franchise territories located in Marion, Virginia, Princeton, West Virginia, and the St. Petersburg area of Russia to PepsiCo and removal of their respective 1998 operating results.

  . The acquisition by New Whitman of the PepsiCo Bottling Operations from PepsiCo and the inclusion of their respective 1998 operating results, including amortization of goodwill associated with the purchase.

  . The recognition of interest and debt issuance costs associated with debt incurred in the acquisition of the PepsiCo Bottling Operations from PepsiCo and debt incurred related to the repurchase of 16 million shares of Whitman/New Whitman common stock.

  . The elimination of interest expense allocated to the PepsiCo Bottling Operations by PepsiCo on debt that will not be assumed by New Whitman.

  . The elimination of corporate charges paid to PepsiCo by Pepsi General, which by agreement will not continue.

  .  The elimination of PepsiCo's 20% minority interest in Pepsi General.

   The acquisition of the PepsiCo Bottling Operations territories is accounted for under the purchase method. Pro forma earnings per share is based upon an assumed 139.1 million shares outstanding after completing all transactions.

                                  NEW WHITMAN

                        PRO FORMA COMBINED BALANCE SHEET
                          (Unaudited and in Millions)

                                            Fiscal Year End 1998
                          ------------------------------------------------------------
                                                    Pepsico
                                         Pepsi     Bottling
                                        General   Operations
                            Whitman    Franchise   Franchise                    New
                          Corporation Territories Territories  Pro Forma      Whitman
                          as Reported   Sold(A)    Acquired   Adjustments    Pro Forma
                          ----------- ----------- ----------- -----------    ---------
ASSETS:
Current assets:
  Cash and equivalents..   $  147.6     $  (1.5)    $  6.1     $   (6.1)(C)  $  146.1
  Receivables, net......      170.7        (8.8)      74.4          --          236.3
  Inventories...........       80.0        (6.8)      29.3          --          102.5
  Other current assets..       30.8        (0.9)       5.2          --           35.1
                           --------     -------     ------     --------      --------
    Total current
     assets.............      429.1       (18.0)     115.0         (6.1)        520.0
                           --------     -------     ------     --------      --------
Investments.............      160.0         --        37.2          --          197.2
Property, net...........      499.3       (46.4)     274.0         23.4 (C)     750.3
Intangibles, net........      447.0       (49.4)     370.0       (370.0)(C)
                                                                1,005.3 (C)   1,402.9
Other assets............       33.9        (1.4)       5.0          --           37.5
                           --------     -------     ------     --------      --------
    Total assets........   $1,569.3     $(115.2)    $801.2     $  652.6      $2,907.9
                           ========     =======     ======     ========      ========
LIABILITIES AND EQUITY:
Current liabilities:
  Short-term debt.......   $    --      $   --      $ 22.8     $  (22.8)(C)  $    --
  Other current
   liabilities..........      233.2        (7.9)      92.9          1.9 (B)
                                                                   18.7 (C)     338.8
                           --------     -------     ------     --------      --------
    Total current
     liabilities........      233.2        (7.9)     115.7         (2.2)        338.8
                           --------     -------     ------     --------      --------
Long-term debt..........      603.6         --         --        (115.5)(B)
                                                                  417.8 (C)
                                                                  294.8 (D)   1,200.7
Deferred income taxes...       99.1        (2.7)       9.5          --          105.9
Other liabilities.......       73.3        (0.8)      14.6          --           87.1
Minority interest.......      233.7         --         --        (233.7)(C)       --
Net equity of operations
 to be sold.............        --       (103.8)       --         103.8 (B)       --
Shareholders' equity....      326.4         --       661.4          9.8 (B)
                                                                 (661.4)(C)
                                                                1,134.0 (C)
                                                                 (294.8)(D)   1,175.4
                           --------     -------     ------     --------      --------
    Total liabilities
     and equity.........   $1,569.3     $(115.2)    $801.2     $  652.6      $2,907.9
                           ========     =======     ======     ========      ========

      See accompanying notes to pro forma combined financial information.

                                  NEW WHITMAN

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
               (Unaudited and in Millions, Except Per Share Data)

                                             Fiscal Year 1998
                         ----------------------------------------------------------
                                                   PepsiCo
                                        Pepsi     Bottling
                                       General   Operations
                           Whitman    Franchise   Franchise                  New
                         Corporation Territories Territories  Pro Forma    Whitman
                         as Reported    Sold      Acquired   Adjustments  Pro Forma
                         ----------- ----------- ----------- -----------  ---------
Sales...................  $1,635.0     $(77.5)     $722.1       $ --      $2,279.6
Cost of goods sold......   1,024.5      (52.6)      440.2        (0.1)(F)  1,412.0
                          --------     ------      ------       -----     --------
  Gross profit..........     610.5      (24.9)      281.9         0.1        867.6
Selling, general and
 administrative
 expenses...............     391.1      (21.7)      249.9         --  (E)
                                                                  1.8 (F)    621.1
Allocated division and
 PepsiCo corporate
 costs..................       --         --         19.7         --  (E)     19.7
Amortization expense....      15.6       (1.6)       14.2       (14.2)(G)
                                                                 25.1 (G)     39.1
                          --------     ------      ------       -----     --------
  Operating income
   (loss)...............     203.8       (1.6)       (1.9)      (12.6)       187.7
Interest expense, net...     (36.1)       1.8        (4.8)      (37.0)(H)
                                                                  4.8 (I)    (71.3)
Interest expense
 allocated by PepsiCo...       --         --        (46.1)       46.1 (I)      --
Other expense, net......     (15.5)       2.3        (0.8)        9.2 (J)     (4.8)
                          --------     ------      ------       -----     --------
  Income (loss) before
   income taxes.........     152.2        2.5       (53.6)       10.5        111.6
Income taxes............      69.7        1.1        (4.3)        8.6 (K)     75.1
                          --------     ------      ------       -----     --------
  Income (loss) from
   continuing operations
   before minority
   interest.............      82.5        1.4       (49.3)        1.9         36.5
Minority interest.......      20.0        0.3         --        (20.3)(L)      --
                          --------     ------      ------       -----     --------
Income (loss) from
 continuing operations..  $   62.5     $  1.1      $(49.3)      $22.2     $   36.5
                          ========     ======      ======       =====     ========
Weighted Average Common
 Shares:
Basic...................     101.1                               38.0 (M)    139.1
Incremental effect of
 stock options..........       1.8                                --           1.8
                          --------                              -----     --------
Diluted.................     102.9                               38.0        140.9
                          ========                              =====     ========
Income from Continuing
 Operations Per Share:
Basic...................  $   0.62                                        $   0.26
Diluted.................  $   0.61                                        $   0.26

      See accompanying notes to pro forma combined financial information.

                                  NEW WHITMAN

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

(A) To record the removal of the net equity of the franchise territories to be sold.

(B) To record the sale of Pepsi General franchise territories to PepsiCo by removing the net equity of the franchise territories to be sold and adjusting for the following:

  . The reduction of Whitman debt by $115.5 million, using the sale proceeds of $117.8 million reduced by transaction costs of $2.3 million. Cash proceeds from the sale will be used immediately to repay existing borrowings.

  . The increase in shareholders' equity, resulting from the gain on the sale of the franchise territories estimated to be $9.8 million, after tax.

   The consideration to be received from PepsiCo is subject to adjustments based on changes in the working capital accounts of the franchise territories sold. However, such adjustments are not expected to be significant. The gain on sale has not been reflected in the pro forma combined statement of operations for fiscal year 1998. Instead, the actual gain on sale will be recorded at the time of the sale in fiscal 1999.

(C) To record the transactions related to the acquisition of the PepsiCo Bottling Operations franchise territories and the minority interest in Pepsi General previously held by PepsiCo, as follows (in millions):

   Acquisition costs:
     Issuance of 54 million shares of common stock................... $1,134.0
     Issuance of long-term debt......................................    417.8
     Accrual of estimated transaction costs..........................     18.7
                                                                      --------
       Total acquisition costs.......................................  1,570.5
                                                                      --------
   Allocation of acquisition costs:
     Net assets of the PepsiCo Bottling Operations franchise
      territories....................................................    661.4
     Less: intangible assets of the PepsiCo Bottling Operations
      franchise territories..........................................   (370.0)
                                                                      --------
       Net tangible assets of the PepsiCo Bottling Operations
        franchise territories........................................    291.4
     Recorded value of PepsiCo's minority interest in Pepsi General..    233.7
     Payoff by PepsiCo of short-term debt of the PepsiCo Bottling
      Operations franchise territories...............................     22.8
   Less: cash balances of the PepsiCo Bottling Operations franchise
    territories remaining with PepsiCo...............................     (6.1)
                                                                      --------
       Total allocation of acquisition costs.........................    541.8
                                                                      --------
   Excess of acquisition costs over recorded values of assets and liabilities...................................................... $1,028.7
                                                                      ========
   Allocation of acquisition costs over recorded values:
     Fair value of property in excess of its recorded value, net..... $   23.4
     Intangible assets...............................................  1,005.3
                                                                      --------
       Total allocation of acquisition costs over recorded values.... $1,028.7
                                                                      ========

Additional information about the acquisition costs and allocation of those costs is as follows:

  . The shares to be issued by New Whitman were valued at $21 per share, based on the average closing market price of Whitman common stock as reported on the NYSE during the three-day period immediately before and after the January 25, 1999 announcement of the original merger agreement between Whitman and PepsiCo.

  . The long-term debt to be issued of $417.8 million will be used to make a cash payment of $176.0 million to PepsiCo payable when the transactions are closed and subsequent payments under notes payable to PepsiCo of $241.8 million.

  . The accrual of estimated transaction costs is primarily attributable to the $15.0 million financial advisory fee payable to Credit Suisse/First Boston with the remainder associated with legal, accounting and other advisory fees and expenses directly associated with the transaction. A portion of these fees and expenses have been allocated to the sale of the Pepsi General franchise territories.

  . The portion of the excess purchase cost allocated to property is based on preliminary appraisals. The allocation is subject to refinement when the final appraisals are completed after the transactions are closed. Whitman anticipates that the final appraisals will not differ significantly from the preliminary appraisals.

  . The remainder of the excess purchase cost has been allocated to intangibles, which are comprised of the franchise rights acquired and goodwill. No portion of the excess purchase cost has been allocated to the other assets acquired or liabilities assumed. Whitman believes that the fair values of those other assets and liabilities will approximate their carrying values.

  . The consideration to be paid to PepsiCo is subject to adjustments based on changes in the working capital accounts of the PepsiCo Bottling Operations franchise territories. However, such adjustments are not expected to be significant.

(D) To record the repurchase of 16 million shares of Whitman/New Whitman common stock, pursuant to the merger agreement, and to record the issuance of debt to finance the repurchases (in millions):

   Repurchase of 12.9 million shares through April 12, 1999............. $243.3
   Additional repurchases of 3.1 million shares.........................   51.5
                                                                         ------
     Debt issued to fund repurchases.................................... $294.8
                                                                         ======

   The merger agreement provides that during the 12 months following the closing of the merger, New Whitman will repurchase up to 16 million shares of New Whitman common stock. PepsiCo has agreed that shares repurchased by Whitman after February 5, 1999 and prior to the closing may be used to reduce New Whitman's repurchase obligation. New Whitman need not complete the remaining repurchases if the New Whitman board of directors determines in good faith that they are impractical or inadvisable.

   The repurchase cost of the remaining 3.1 million shares is based on an assumed average price of $16.62 per share, which approximates the average price of the shares repurchased in the five business days ending on April 7, 1999. An increase or decrease in the repurchase cost of $1 per share on the remaining 3.1 million shares would change the amount of debt issued to fund repurchases by $3.1 million. The change in debt would change pro forma interest expense by $0.2 million on an annual basis or $0.1 million after tax.

(E) Adjustments have not been made to give effect to the potential reduction in administrative expenses that may be realized by New Whitman due to facility consolidations and other cost savings initiatives, because the amount of such potential savings cannot be estimated with an adequate level of certainty.

(F) To adjust depreciation expense based on the preliminary appraisals of property, plant and equipment (Note C).

   The increase in depreciation expense is based upon the following adjustments to property, plant and equipment and estimated remaining useful lives:

                                                                     Range of
                                                       Adjustment  useful lives
                                                       ---------- --------------
  Land................................................   $ 0.9
  Buildings and improvements..........................    (0.8)   13 to 22 years
  Machinery and equipment.............................    23.3     1 to 14 years
                                                         -----
    Total.............................................    23.4
                                                         =====

(G) To reflect the amortization of intangible assets acquired, the following entries were made:

  . The elimination of amortization expense recorded by the PepsiCo Bottling Operations franchise territories.

  . The recording of $25.1 million of amortization expense on intangible assets of $1,005.3 million, related to the PepsiCo Bottling Operations franchise territories, using a forty-year amortization period. The principal factors considered in determining the use of a 40 year amortization period include: (1) the franchise agreements with PepsiCo are granted in perpetuity and provide the exclusive right to manufacture and sell PepsiCo branded products within the territories prescribed in the agreements, and (2) the existing and projected cash flows are adequate to support the carrying values of the intangible assets to be recorded.

(H) To record the net increase in interest expense based on the net increase in long-term debt, as follows (in millions):

   Debt incurred by New Whitman to fund payments to PepsiCo (Note C).. $ 417.8
   Debt incurred for share repurchases (Note D).......................   294.8
   Less: net cash proceeds from sale of Pepsi General franchise territories (Note B)..............................................  (115.5)
                                                                       -------
     Net increase in long-term debt................................... $ 597.1
                                                                       =======
   Interest at an assumed effective rate of 6.2%...................... $  37.0
                                                                       =======

  The effective interest rate assumed in the pro forma adjustment of 6.2 percent is based upon rates available to Whitman/New Whitman under its existing commercial paper program and rates expected through additional public debt offerings.

  A change in the interest rate of 1/8 of a percentage point would have the effect of changing interest expense $0.7 million or $0.4 million after tax.

(I) To eliminate the interest expense, net, of $4.8 million recorded by the PepsiCo Bottling Operations and interest expense of $46.1 million allocated by PepsiCo to the PepsiCo Bottling Operations. The underlying debt will not be assumed by New Whitman.

(J) To eliminate the corporate charge paid by Pepsi General to PepsiCo. Whitman and PepsiCo have agreed to terminate this charge once the transactions are closed.

(K) To record the estimated tax impact of the pro forma adjustments, using an incremental tax rate of 40%, determined as follows:

   Pretax income of pro forma adjustments................................ $10.5
   Plus: additional non-deductible intangible amortization...............  10.9
                                                                          -----
     Total...............................................................  21.4
   Incremental tax rate..................................................  X 40%
                                                                          -----
   Pro forma tax adjustment.............................................. $ 8.6
                                                                          =====

(L) To eliminate PepsiCo's 20% minority interest in the earnings of Pepsi General, due to the transfer of that minority interest to New Whitman.

(M) To record the net increase in weighted average common shares outstanding, giving effect to the issuance of 54 million shares to PepsiCo (Note C) less the 16 million shares to be acquired pursuant to the merger agreement (Note
    D).

EBITDA is defined as income before income taxes plus the sum of interest, depreciation and amortization. Information concerning EBITDA has been included below because it is expected to be used by some investors as a measure of operating performance and of the ability to service potential debt. EBITDA is not required by GAAP and, accordingly, should not be considered an alternative to income from continuing operations or any other measure of performance required by GAAP. It also should not be used as a measure of cash flow or liquidity under GAAP. Following is a summary of historical and pro forma EBITDA, and depreciation and amortization for 1998 (in millions):

                                                                    Depreciation
                                                                        and
                                                            EBITDA  Amortization
                                                            ------  ------------
Whitman Corporation as reported............................ $266.0     $ 77.7
Pepsi General franchise territories sold...................   (5.3)      (6.0)
PepsiCo Bottling Operations franchise territories..........   62.1       64.8
Pro forma adjustments......................................   15.2       18.6
                                                            ------     ------
New Whitman--pro forma basis............................... $338.0     $155.1
                                                            ======     ======